UNITED MOBILE HOMES, INC.

                      EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Employment Agreement") is made and entered into this 8th day of January, 2003, by and between UNITED MOBILE HOMES, INC., a New Jersey corporation (the
"Company") and ANNA T. CHEW, an individual ("Employee").

                      W I T N E S S E T H:

WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company upon the terms and subject to the conditions set forth in this Employment Agreement.

NOW,   THEREFORE,  in  consideration  of  the  mutual   covenants
contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, upon the terms and subject to the conditions set forth in this Employment
Agreement.

Section 2. Description of Employment. Employee is employed as Vice President of the Company. It is agreed that Employee may also serve as an officer of Monmouth Real Estate Investment
Corporation and of Monmouth Capital Corporation.

Section 3. Term of Employment. Unless sooner terminated in accordance with the provisions hereof, the term of this Employment Agreement shall be for a three-year period commencing January 1, 2003 and terminating December 31, 2005. Thereafter, the term of this Employment Agreement shall be automatically renewed and extended for successive one-year periods except that either party may, at least ninety (90) days prior to such expiration date or any anniversary thereof, give written notice to the other party electing that this Employment Agreement not be renewed or extended, in which event this Employment Agreement shall expire as of the expiration date or anniversary date, respectively. In the event of a merger of the Company, sale or change of control, Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be three years from the date of merger, sale or change of control.

Section 4. Place of Employment. Employee's principal place of employment shall be located at such offices of the Company in central New Jersey as the Board of Directors may, from time to time, determine.

Section 5.     Compensation.  As compensation for all services to
be  rendered  by  Employee under this Employment  Agreement,  the
Company shall pay to Employee a base salary of $177,200 for  2003 with an increase of 10% per year thereafter.

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

     Said base salaries are to be paid in such intervals (at least monthly) as salaries are paid generally to other executive officers of the Company. Any bonus will be at the discretion of the President.

     As compensation on severance of employment for any reason, including death, Employee shall be entitled to the payment of one year's salary. The employee shall purchase a disability insurance policy so that in the event of disability exceeding six months, the employee will receive lost wages from the disability policy.

      Employee shall also receive an annual stock option to purchase 10,000 shares of United Mobile Homes, Inc.

Section  6.      Benefits.   Employee shall  participate  in  all
health, dental, insurance and similar plans of the Company and shall also be eligible to participate in the Company's 401(k) or other Plan established by the Company. Employee shall be entitled to four (4) weeks vacation and the same holidays as provided for the other members of the staff. The Company provides the 401(k) Plan in lieu of pension, severance or other benefits (except such benefits as specifically provided in this agreement).

Section  7.      Review  of Performance.  The  President  of  the
Company may annually review and evaluate the performance of Employee under this Employment Agreement with Employee.

Section 8. Termination. This Employment Agreement may be terminated by the Company at any time by reason of the death or disability of Employee or for cause. A termination with "cause" shall mean a termination of this Employment Agreement by reason of a good faith determination by the Board of Directors of the Company that Employee (i) failed to substantially perform his duties with the Company (if not due to death or disability), or
(ii) has engaged in conduct, the consequences of which are materially adverse to the Company, monetarily or otherwise. "Disability" shall mean a physical or mental illness which, in the judgment of the Company after consultation with the licensed physician attending the Employee, impairs Employee's ability to substantially perform his duties under this Employment Agreement as an employee, and as a result of which he shall have been absent from his duties with the Company on a full time basis for six (6) consecutive months.

     The termination provisions shall not, in any way, affect the disability benefits provided for in this Employment Agreement.

Section 9. Indemnification and Attorneys Fees. The Company agrees to indemnify the Employee in either his capacity as Employee or as a Director of the Company. The Company will pay all attorneys fees and costs to defend the Employee from any such lawsuits.

Section 10. Notices. For the purpose of this Employment Agreement, notices and all other communications provided for in this Employment Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with an established national reputation, shipping prepaid or billed to sender, in either case addressed to the address

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last  given by each party to the other (provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company) or to such other address as either party may have furnished to the other in writing in accordance herewith.

Section 11. Successors. This Employment Agreement shall be binding on the Company and any successor to any of its businesses or assets.

Section 12. Binding Effect. This Employment Agreement shall insure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

Section 13. Modification and Waiver. No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

Section  14.     Headings.   Headings  used  in  this  Employment
Agreement are for convenience only and shall not be used to interpret its provisions.

Section 15. Waiver of Breach. The waiver of either the Company or Employee of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or Employee.

Section 16. Amendments. No amendments or variations of the terms and conditions of this Employment Agreement shall be valid unless the same is in writing and signed by all of the parties hereto.

Section 17. Severability. The invalidity or unenforceability of any provision of this Employment Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision herein contained. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or enforceability. It is expressly understood and agreed that, while the Company and Employee consider the restrictions contained in this Employment Agreement reasonable for the purpose of preserving for the Company the good will, other proprietary rights and intangible business value of the company if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Employment Agreement is an unreasonable or otherwise unenforceable restriction `against Employee, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

Section 18. Governing Law. This Employment Agreement shall be construed and enforced pursuant to the laws of the State of New
Jersey.

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Section 19.    Binding Arbitration and Damages Limitation.  It is
expressly agreed by all parties to this contract that any dispute between the parties will be determined by binding arbitration
performed   under   the   rules  of   The  American   Arbitration
Association.   It is expressly agreed that in no  event  can  the
Employee seek damages exceeding the greater of the dollar amount of salary and benefits from the time of the dispute to the end of
the   contract  employment  period;  or  one  year's  pay.   This
provision applies to any and all claims arising from Employee's employment except for matters solely and directly caused by workers compensation insurance.

IN WITNESS WHEREOF, this Employment Agreement has been duly executed by the Company and Employee as of the date first above written.

                              UNITED MOBILE HOMES, INC.

WITNESS:
                              By /s/    Samuel A. Landy
                                        Samuel A. Landy
/s/ Maryanne Stoughton                  President

                              By /s/    Anna T. Chew
                                        Anna T. Chew
WITNESS:                                Employee

/s/ Maryanne Stoughton







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